EXHIBIT 99

3Q17

MB FINANCIAL, INC. REPORTS THIRD QUARTER 2017 NET INCOME OF $60.8 MILLION

CHICAGO, October 19, 2017 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced third quarter 2017 net income of $60.8 million compared to $44.5 million last quarter and $44.4 million in the third quarter a year ago.  Diluted earnings per common share were $0.69 in the third quarter of 2017 compared to $0.50 last quarter and $0.54 in the third quarter a year ago.

"Our record quarter is directly related to executing our long-term strategy," stated Mitchell Feiger, President and Chief Executive Officer of MB Financial, Inc. "We are intent on building a bank with superior returns and lower risk. Our results this quarter show our progress with solid performance across all business units. We believe our strategic combination of high quality low-cost deposits; strong and rapidly growing fee businesses; revenue, profit, loan, and deposit diversification; and close attention to credit quality will lead to peer-leading performance."

Mr. Feiger continued, "Our operating earnings increased by 31.5% to $62.8 million, this quarter, which is an all-time record. This can be attributed to several factors including an increase in net interest income, decreased provision for credit losses, increased lease financing revenues, controlled expenses and certain tax benefits. In addition, annualized loan growth was 8.5%, on top of the 21.2% recorded last quarter. Further, credit quality remained strong in the third quarter with net recoveries of $0.6 million and non-performing loans down two basis points to 0.36% of total loans."

Operating Earnings (in thousands, except per share data)

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Net income - as reported	$60,843	$44,466	$54,537	$47,191	$44,419	$159,846	$126,945
Non-core items, net of tax (1)	1,942	3,292	(1,358)	4,656	7,496	3,876	11,705
Operating earnings	62,785	47,758	53,179	51,847	51,915	163,722	138,650
Dividends on preferred shares	2,002	2,002	2,003	2,005	2,004	6,007	6,004
Operating earnings available to common stockholders	$60,783	$45,756	$51,176	$49,842	$49,911	$157,715	$132,646
Diluted earnings per common share - as reported	$0.69	$0.50	$0.62	$0.53	$0.54	$1.81	$1.60
Diluted operating earnings per common share	$0.72	$0.54	$0.60	$0.59	$0.63	$1.86	$1.75

(1)	Non-core items represent the difference between non-core non-interest income and non-core non-interest expense net of tax.
See "Non-GAAP Financial Information" section for details on non-core items.

Key Items (compared to 2Q17)

Operating Earnings

•
Operating earnings increased by $15.0 million, or 31.5%, to $62.8 million compared to the prior quarter. This growth resulted from the following items (net of tax): an increase in net interest income of $4.7 million, a decrease in provision for credit losses of $3.1 million, an increase in lease financing revenues of $2.8 million and tax benefits of $4.0 million mostly due to the impact of the rate increase on our Illinois deferred tax assets and a reduction in tax accruals attributable to compensation.

•	Diluted operating earnings per common share were $0.72 compared to $0.54 in the prior quarter.

Loans

•	Loans, excluding purchased credit-impaired loans, increased $288.4 million (+2.1%, or +8.5% annualized) to $13.8 billion. Growth was driven by increases in commercial and commercial real estate loans.

•	Average loan balances, excluding purchased credit-impaired loans, increased $426.2 million due to increases in commercial, commercial real estate and residential real estate loans.

•	Average yield on loans, excluding accretion on loans acquired in bank mergers, increased 11 basis points to 4.17% from 4.06% in the prior quarter.

Deposits

•
Low-cost deposits declined $66.5 million in the quarter (-0.5%, or -2.2% annualized) to $12.0 billion due to normal fluctuations in balances. Additionally, there was some migration from non-interest bearing to NOW and money market deposits as rates have modestly increased.

•	Average low-cost deposits increased $216.7 million.

•	Average cost of total deposits increased five basis points to 0.30% due to an unfavorable shift in the mix of deposits.

Net interest margin

•
Net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, increased two basis points in the quarter to 3.56%. This increase was due to higher loan yields partly offset by increased funding costs and an unfavorable shift in the mix of liabilities.

•	Average interest earning assets increased $502.3 million due to an increase in loan balances.

•	Average cost of funds increased seven basis points to 0.46%.

Operating Segments (compared to 2Q17)

Banking

•	Operating earnings were $54.5 million, an increase of $13.3 million, or 32.4%, compared to the prior quarter.

•
This increase was due to increased net interest income, lower provision for credit losses and tax benefits mostly due to the impact of the rate increase on our Illinois deferred tax assets and a reduction in tax accruals attributable to compensation.

Leasing

•	Operating earnings were $6.0 million, an increase of $1.9 million, or 45.5%, compared to the prior quarter.

•
Operating earnings for the quarter increased due to higher lease financing revenues resulting from increased promotional income and fees from the sale of third-party equipment maintenance contracts partially offset by lower residual gains.

Mortgage Banking

•	Operating earnings were relatively consistent at $2.2 million compared to $2.4 million in the prior quarter.

Operating Segments

The Company has three reportable operating segments: Banking, Leasing and Mortgage Banking. Our Banking Segment generates revenues primarily from its lending, deposit gathering and fee business activities. Our Leasing Segment generates revenues through lease originations and related services. Our Mortgage Banking Segment originates residential mortgage loans for sale to investors through its retail and third-

party origination channels as well as residential mortgage loans held in our loan portfolio. The Mortgage Banking Segment also services residential mortgage loans owned by investors and the Company. The financial information below was adjusted for funds transfer pricing and internal allocations of certain expenses and excludes non-core non-interest income and expense.

Banking Segment

The following table summarizes certain financial information for the Banking Segment for the periods presented (in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Net interest income	$142,888	$135,982	$131,449	$133,688	$119,685	$410,319	$341,445
Provision for credit losses	3,637	8,890	3,527	4,193	4,394	16,054	14,390
Net interest income after provision for credit losses	139,251	127,092	127,922	129,495	115,291	394,265	327,055
Non-interest income:
Lease financing revenue, net	1,097	1,326	1,545	1,050	890	3,968	2,358
Commercial deposit and treasury management fees	14,508	14,499	14,689	14,237	12,957	43,696	36,383
Trust and asset management fees	8,702	8,498	8,520	8,442	8,244	25,720	24,430
Card fees	4,585	4,413	4,566	4,340	4,161	13,564	11,731
Capital markets and international banking fees	4,870	3,586	3,253	4,021	3,313	11,709	9,311
Other non-interest income	10,940	9,655	9,306	9,314	10,252	29,901	26,585
Total non-interest income	44,702	41,977	41,879	41,404	39,817	128,558	110,798
Non-interest expense:
Salaries and employee benefits expense:
Salaries	45,096	44,019	42,120	42,797	38,575	131,235	109,053
Commissions	877	1,121	1,107	1,090	1,172	3,105	3,992
Bonus and stock-based compensation	10,032	10,603	10,619	9,535	10,553	31,254	27,881
Other salaries and benefits (1)	14,604	12,698	13,705	13,920	13,657	41,007	36,647
Total salaries and employee benefits expense	70,609	68,441	67,551	67,342	63,957	206,601	177,573
Occupancy and equipment expense	12,372	12,298	12,117	12,765	11,724	36,787	32,715
Computer services and telecommunication expense	8,386	7,976	7,514	8,813	7,418	23,876	20,809
Professional and legal expense	1,239	1,455	1,600	1,281	1,566	4,294	5,437
Other operating expenses	16,757	18,793	18,255	17,430	16,467	53,805	48,624
Total non-interest expense	109,363	108,963	107,037	107,631	101,132	325,363	285,158
Income before income taxes	74,590	60,106	62,764	63,268	53,976	197,460	152,695
Income tax expense	20,064	18,915	17,168	19,422	16,287	56,147	45,567
Operating earnings	$54,526	$41,191	$45,596	$43,846	$37,689	$141,313	$107,128
Total assets (period end)	$16,406,714	$16,320,111	$16,009,339	$16,368,881	$16,453,379	$16,406,714	$16,453,379

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Banking Segment operating earnings for the third quarter of 2017 increased $13.3 million compared to the prior quarter.

•	Net interest income increased due to higher average loan yields and balances partly offset by a higher cost of funds.

•	Provision for credit losses decreased due to net recoveries and less loan growth in the quarter.

•
Non-interest income increased due to higher capital markets and treasury management fees (mainly swap fees) and stronger earnings from investments in Small Business Investment Companies ("SBICs"). Non-interest expense increased due to higher salaries and employee benefits expense as a result of an additional day in the quarter, annual salary increases for hourly employees, higher temporary help expense and higher 401(k) and profit sharing contributions partly offset by a decrease in bonus expense. Additionally, salaries and employee benefits expense for the prior quarter was impacted by lower health insurance expense.

•
Income tax expense includes tax benefits of $4.0 million due to the impact of the Illinois state income tax rate increase on our deferred tax assets as well as a reduction in tax accruals attributable to compensation.

•	Total assets increased due to the loan growth in the quarter.

•	Excluded from operating earnings for the third quarter of 2017 (and from the table above) were $2.8 million in branch exit and facilities impairment charges from the closing of four branches.

Banking Segment operating earnings for the nine months ended September 30, 2017 grew $34.2 million compared to the same period last year. Our merger with American Chartered Bancorp Inc. in the third quarter of 2016 positively impacted net income and total assets.

Leasing Segment

The following table summarizes certain financial information for the Leasing Segment for the periods presented (in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Net interest income	$2,686	$2,345	$2,269	$2,413	$2,168	$7,300	$7,002
Provision for credit losses	399	410	(135)	(1,750)	1,964	674	2,045
Net interest income after provision for credit losses	2,287	1,935	2,404	4,163	204	6,626	4,957
Non-interest income:
Lease financing revenue, net	22,534	17,474	20,253	19,005	17,974	60,261	51,260
Other non-interest income	26	676	1,173	754	785	1,875	2,410
Total non-interest income	22,560	18,150	21,426	19,759	18,759	62,136	53,670
Non-interest expense:
Salaries and employee benefits expense:
Salaries	5,029	4,623	4,810	4,811	4,550	14,462	12,602
Commissions	2,328	2,115	2,572	1,038	1,597	7,015	5,829
Bonus and stock-based compensation	1,228	1,045	955	1,516	950	3,228	2,651
Other salaries and benefits (1)	1,572	1,523	1,581	1,317	1,310	4,676	4,015
Total salaries and employee benefits expense	10,157	9,306	9,918	8,682	8,407	29,381	25,097
Occupancy and equipment expense	1,070	1,011	944	929	966	3,025	2,808
Computer services and telecommunication expense	456	431	458	483	432	1,345	1,226
Professional and legal expense	403	392	399	652	802	1,194	1,625
Other operating expenses	2,412	2,266	2,088	1,714	1,997	6,766	5,160
Total non-interest expense	14,498	13,406	13,807	12,460	12,604	41,711	35,916
Income before income taxes	10,349	6,679	10,023	11,462	6,359	27,051	22,711
Income tax expense	4,307	2,525	4,119	4,653	2,484	10,951	8,872
Operating earnings	$6,042	$4,154	$5,904	$6,809	$3,875	$16,100	$13,839
Total assets (period end)	$1,307,459	$1,275,386	$1,173,558	$1,224,169	$1,126,847	$1,307,459	$1,126,847

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Leasing Segment operating earnings for the third quarter of 2017 increased $1.9 million compared to the prior quarter.

•	Lease financing revenue increased as a result of higher promotional income and fees from the sale of third-party equipment maintenance contracts partly offset by lower residual gains.

•
Non-interest expense increased due to higher salaries and employee benefits expense attributable to our investment in additional revenue generating staff and higher commission expense reflective of greater lease financing revenue.

•	Total assets increased due to growth in interest earning assets, mainly loans.

Leasing Segment operating earnings for the nine months ended September 30, 2017 increased $2.3 million compared to the same period last year.

•
Lease financing revenue increased as a result of higher rental income due to increased operating leases, fees from the sale of third-party equipment maintenance contracts driven by contract renewals and promotional income.

•
Provision for credit losses was lower for the nine months ended September 30, 2017 compared to the same period in 2016. The nine months ended September 30, 2016 included a provision for credit losses for a potential problem credit that improved later that year.

•
Non-interest expense increased due to higher salaries and employee benefits expense (increased salaries related to the investment in sales and other revenue generating staff and higher commissions expense as a result of higher lease financing revenue) and an increase in other operating expenses related to internal support functions from the Banking Segment.

Mortgage Banking Segment

The following table summarizes certain financial information for the Mortgage Banking Segment for the periods presented (in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Net interest income	$11,373	$10,667	$9,325	$9,113	$8,918	$31,365	$24,230
Provision for credit losses	481	399	342	179	191	1,222	506
Net interest income after provision for credit losses	10,892	10,268	8,983	8,934	8,727	30,143	23,724
Non-interest income:
Mortgage origination revenue	21,980	23,283	21,465	29,317	39,962	66,728	88,273
Mortgage servicing revenue	5,595	6,216	6,314	2,960	9,133	18,125	27,919
Other non-interest income	1	—	—	—	—	1	(3)
Total non-interest income	27,576	29,499	27,779	32,277	49,095	84,854	116,189
Non-interest expense:
Salaries and employee benefits expense:
Salaries	11,867	11,247	11,881	12,945	12,958	34,995	36,496
Commissions	6,001	6,494	4,932	8,178	8,554	17,427	20,796
Bonus and stock-based compensation	651	905	716	1,116	1,477	2,272	3,976
Other salaries and benefits (1)	4,746	4,952	4,978	5,786	6,730	14,676	17,847
Total salaries and employee benefits expense	23,265	23,598	22,507	28,025	29,719	69,370	79,115
Occupancy and equipment expense	1,940	1,969	1,979	1,900	1,972	5,888	5,806
Computer services and telecommunication expense	1,734	1,701	1,663	1,910	1,881	5,098	5,712
Professional and legal expense	467	600	595	418	411	1,662	1,429
Other operating expenses	7,376	7,886	7,238	6,971	6,587	22,500	18,380
Total non-interest expense	34,782	35,754	33,982	39,224	40,570	104,518	110,442
Income before income taxes	3,686	4,013	2,780	1,987	17,252	10,479	29,471
Income tax expense	1,469	1,600	1,101	795	6,901	4,170	11,788
Operating earnings	$2,217	$2,413	$1,679	$1,192	$10,351	$6,309	$17,683
Total assets (period end)	$2,402,362	$2,369,560	$1,963,165	$1,709,267	$1,761,656	$2,402,362	$1,761,656

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

Mortgage Banking Segment operating earnings for the third quarter of 2017 decreased $196 thousand compared to the prior quarter.

•	Net interest income increased due to earnings on higher average loan balances.

•	Mortgage origination revenue decreased as a result of lower origination volume and lower gain on sale margin.

•
Mortgage servicing revenue declined due to an increase in amortization and prepayments of mortgage servicing rights, and a loss on fair value changes of mortgage servicing rights net of the related economic hedge activity partly offset by an increase in servicing fees as total serviced loans grew.

•	Salaries and employee benefits expense decreased due to lower commissions and decline in the number of employees partly offset by less deferred origination costs.

Mortgage Banking Segment operating earnings for the nine months ended September 30, 2017 decreased $11.4 million compared to the same period last year.

•	Net interest income increased due to earnings on higher average balances of loans held for investment.

•	Mortgage origination revenue decreased due to lower mortgage origination volume as a result of higher mortgage interest rates and lower gain on sale margin.

•
Mortgage servicing revenue decreased as mortgage servicing revenue for the nine months ended September 30, 2016 was positively impacted by fair value changes of mortgage servicing rights net of the related economic hedge activity.

•
Non-interest expense decreased due to lower salaries and employee benefits expense as a result of lower commission and overtime expenses attributable to a decrease in origination volume, lower bonus expense, and a decline in the number of employees. Other operating expenses increased due to higher filing fees.

FORWARD-LOOKING STATEMENTS

When used in this document and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the MB Financial-American Chartered merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (5) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (9) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (10) our ability to realize the residual values of its direct finance, leveraged and operating leases; (11) the ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
ASSETS
Cash and due from banks	$361,080	$348,550	$368,078	$364,783	$351,009
Interest earning deposits with banks	82,636	115,707	102,328	98,686	125,250
Total cash and cash equivalents	443,716	464,257	470,406	463,469	476,259
Investment securities:
Securities available for sale, at fair value	1,497,543	1,567,071	1,657,950	1,696,195	1,859,356
Securities held to maturity, at amortized cost	994,238	1,022,912	1,056,008	1,069,750	1,115,262
Non-marketable securities - FHLB and FRB Stock	152,345	160,204	144,427	143,276	146,209
Total investment securities	2,644,126	2,750,187	2,858,385	2,909,221	3,120,827
Loans held for sale	722,754	718,916	493,261	716,883	899,412
Loans:
Total loans, excluding purchased credit-impaired loans	13,753,459	13,465,064	12,789,667	12,605,726	12,379,358
Purchased credit-impaired loans	131,919	149,077	168,814	163,077	161,338
Total loans	13,885,378	13,614,141	12,958,481	12,768,803	12,540,696
Less: Allowance for loan and lease losses	159,128	154,033	144,170	139,366	139,528
Net loans	13,726,250	13,460,108	12,814,311	12,629,437	12,401,168
Lease investments, net	371,541	346,036	315,523	311,327	277,647
Premises and equipment, net	286,482	288,148	290,767	293,910	283,112
Cash surrender value of life insurance	204,855	203,534	202,233	200,945	199,628
Goodwill	999,925	999,925	999,925	1,001,038	993,799
Other intangibles	56,745	58,783	60,869	62,959	65,395
Mortgage servicing rights, at fair value	261,446	249,688	251,498	238,011	154,730
Other real estate owned, net	13,020	11,063	14,706	26,279	33,105
Other real estate owned related to FDIC transactions	4,817	4,849	3,864	5,006	5,177
Other assets	380,858	409,563	370,314	443,832	431,623
Total assets	$20,116,535	$19,965,057	$19,146,062	$19,302,317	$19,341,882
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Non-interest bearing	$6,101,159	$6,388,292	$6,211,173	$6,408,169	$6,410,334
Interest bearing	8,313,985	7,873,527	7,788,210	7,702,279	7,868,932
Total deposits	14,415,144	14,261,819	13,999,383	14,110,448	14,279,266
Short-term borrowings	1,865,415	1,993,358	1,550,628	1,569,288	1,496,319
Long-term borrowings	405,715	330,160	315,618	311,790	311,645
Junior subordinated notes issued to capital trusts	211,289	211,085	210,769	210,668	209,159
Accrued expenses and other liabilities	526,880	520,355	453,236	520,914	482,085
Total liabilities	17,424,443	17,316,777	16,529,634	16,723,108	16,778,474
Stockholders' Equity
Preferred stock	115,280	115,572	115,572	115,572	116,507
Common stock	858	857	857	856	855
Additional paid-in capital	1,685,971	1,681,252	1,675,956	1,678,826	1,674,341
Retained earnings	940,948	899,930	875,295	838,892	809,769
Accumulated other comprehensive income	9,772	10,520	8,415	5,190	23,763
Treasury stock	(60,737)	(59,851)	(59,667)	(60,384)	(62,084)
Controlling interest stockholders' equity	2,692,092	2,648,280	2,616,428	2,578,952	2,563,151
Non-controlling interest	—	—	—	257	257
Total stockholders' equity	2,692,092	2,648,280	2,616,428	2,579,209	2,563,408
Total liabilities and stockholders' equity	$20,116,535	$19,965,057	$19,146,062	$19,302,317	$19,341,882

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

						Nine Months Ended
						September 30,
(Dollars in thousands, except per share data)	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Interest income:
Loans:
Taxable	$155,440	$143,426	$133,737	$134,048	$118,675	$432,603	$333,829
Nontaxable	2,632	2,791	2,880	2,947	2,846	8,303	8,173
Investment securities:
Taxable	8,440	8,717	9,122	9,362	8,844	26,279	26,209
Nontaxable	9,731	9,837	9,973	10,220	10,382	29,541	31,802
Other interest earning accounts and Federal funds sold	327	228	199	157	164	754	430
Total interest income	176,570	164,999	155,911	156,734	140,911	497,480	400,443
Interest expense:
Deposits	10,865	8,793	7,475	7,324	6,681	27,133	18,255
Short-term borrowings	5,148	3,912	2,380	1,472	1,092	11,440	2,723
Long-term borrowings and junior subordinated notes	3,610	3,300	3,013	2,724	2,367	9,923	6,788
Total interest expense	19,623	16,005	12,868	11,520	10,140	48,496	27,766
Net interest income	156,947	148,994	143,043	145,214	130,771	448,984	372,677
Provision for credit losses	4,517	9,699	3,734	2,622	6,549	17,950	16,941
Net interest income after provision for credit losses	152,430	139,295	139,309	142,592	124,222	431,034	355,736
Non-interest income:
Mortgage banking revenue	27,575	29,499	27,779	32,277	49,095	84,853	116,192
Lease financing revenue, net	23,148	18,401	21,418	19,868	18,864	62,967	53,618
Commercial deposit and treasury management fees	14,508	14,499	14,689	14,237	12,957	43,696	36,383
Trust and asset management fees	8,702	8,498	8,520	8,442	8,244	25,720	24,430
Card fees	4,585	4,413	4,566	4,340	4,161	13,564	11,731
Capital markets and international banking fees	4,870	3,586	3,253	4,021	3,313	11,709	9,311
Consumer and other deposit service fees	3,424	3,285	3,363	3,563	3,559	10,072	9,745
Brokerage fees	1,004	1,250	1,125	887	1,294	3,379	3,767
Loan service fees	2,114	2,037	1,969	1,952	1,792	6,120	5,505
Increase in cash surrender value of life insurance	1,321	1,301	1,288	1,316	1,055	3,910	2,759
Net gain on investment securities	83	137	231	178	—	451	269
Net (loss) gain on disposal of other assets	(180)	(4)	(123)	(749)	5	(307)	(45)
Other operating income	4,110	3,615	3,695	2,491	4,048	11,420	8,415
Total non-interest income	95,264	90,517	91,773	92,823	108,387	277,554	282,080
Non-interest expense:
Salaries and employee benefits expense	105,815	102,566	101,551	108,428	111,478	309,932	292,073
Occupancy and equipment expense	15,382	15,284	15,044	15,689	14,766	45,710	41,441
Computer services and telecommunication expense	10,062	9,785	9,440	11,800	12,836	29,287	31,668
Advertising and marketing expense	2,558	3,245	3,161	3,045	3,084	8,964	8,926
Professional and legal expense	2,109	2,450	2,691	2,509	4,460	7,250	10,370
Other intangible amortization expense	2,038	2,086	2,090	2,388	1,674	6,214	4,917
Branch exit and facilities impairment charges	2,773	6,589	(682)	—	(2,908)	8,680	(2,709)
Net (gain) loss recognized on other real estate owned and other related expense	(86)	690	844	(790)	(721)	1,448	(809)
Other operating expenses	21,643	22,864	21,526	22,691	25,716	66,033	68,214
Total non-interest expense	162,294	165,559	155,665	165,760	170,385	483,518	454,091
Income before income taxes	85,400	64,253	75,417	69,655	62,224	225,070	183,725
Income tax expense	24,557	19,787	20,880	22,464	17,805	65,224	56,780
Net income	60,843	44,466	54,537	47,191	44,419	159,846	126,945
Dividends on preferred shares	2,002	2,002	2,003	2,005	2,004	6,007	6,004
Net income available to common stockholders	$58,841	$42,464	$52,534	$45,186	$42,415	$153,839	$120,941

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Common share data:
Basic earnings per common share	$0.70	$0.51	$0.63	$0.54	$0.55	$1.84	$1.62
Diluted earnings per common share	0.69	0.50	0.62	0.53	0.54	1.81	1.60
Weighted average common shares outstanding for basic earnings per common share	83,891,175	83,842,963	83,662,430	83,484,899	77,506,885	83,799,694	74,780,943
Weighted average common shares outstanding for diluted earnings per common share	84,779,797	84,767,414	84,778,130	84,674,181	78,683,170	84,775,952	75,727,580
Common shares outstanding (at end of period)	83,887,097	83,869,517	83,832,648	83,725,269	83,555,257	83,887,097	83,555,257

SELECTED FINANCIAL DATA

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Performance Ratios:
Annualized return on average assets	1.21%	0.92%	1.16%	0.98%	1.02%	1.10%	1.05%
Annualized operating return on average assets (1)	1.25	0.99	1.13	1.07	1.20	1.13	1.15
Annualized return on average common equity	9.17	6.78	8.62	7.36	7.67	8.19	7.81
Annualized operating return on average common equity (1)	9.47	7.31	8.39	8.12	9.02	8.40	8.57
Annualized cash return on average tangible common equity (2)	15.81	11.94	15.27	13.22	12.99	14.34	13.00
Annualized cash operating return on average tangible common equity (3)	16.32	12.83	14.88	14.54	15.23	14.70	14.23
Efficiency ratio (4)	61.14	64.19	63.99	64.62	62.69	63.07	63.80
Annualized net non-interest expense to average assets (5)	1.25	1.40	1.35	1.35	1.06	1.33	1.23
Core non-interest income to revenues (6)	36.75	36.60	37.87	38.15	43.98	37.06	41.72
Net interest margin - fully tax equivalent basis (7)	3.76	3.71	3.69	3.65	3.65	3.72	3.72
Net interest margin - fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans (8)	3.56	3.54	3.50	3.45	3.47	3.53	3.50
Cost of funds (9)	0.46	0.39	0.33	0.28	0.28	0.39	0.27
Loans to deposits	96.32	95.46	92.56	90.49	87.82	96.32	87.82
Asset Quality Ratios:
Non-performing loans (10) to total loans	0.36%	0.38%	0.38%	0.46%	0.43%	0.36%	0.43%
Non-performing assets (10) to total assets	0.32	0.32	0.34	0.45	0.45	0.32	0.45
Allowance for loan and lease losses to non-performing loans (10)	314.39	295.07	293.02	234.81	258.82	314.39	258.82
Allowance for loan and lease losses to total loans	1.15	1.13	1.11	1.09	1.11	1.15	1.11
Net loan (recoveries) charge-offs to average loans, excluding loans held for sale (annualized)	(0.02)	(0.00)	(0.03)	0.10	0.09	(0.02)	0.08
Capital Ratios:
Tangible equity to tangible assets (11)	8.68%	8.51%	8.71%	8.42%	8.34%	8.68%	8.34%
Tangible common equity to tangible assets (12)	8.07	7.90	8.07	7.79	7.71	8.07	7.71
Tangible common equity to risk weighted assets (13)	8.99	8.90	9.07	8.80	8.83	8.99	8.83
Total capital to risk-weighted assets (14)	11.68	11.60	11.80	11.63	11.66	11.68	11.66
Tier 1 capital to risk-weighted assets (14)	9.46	9.37	9.54	9.40	9.40	9.46	9.40
Common equity tier 1 capital to risk-weighted assets (14)	8.80	8.70	8.84	8.72	8.71	8.80	8.71
Tier 1 capital to average assets (leverage ratio) (14)	8.59	8.60	8.58	8.38	9.29	8.59	9.29
Per Share Data:
Book value per common share (15)	$30.72	$30.20	$29.83	$29.43	$29.28	$30.72	$29.28
Less: goodwill and other intangible assets, net of tax benefit, per common share	12.36	12.38	12.40	12.45	12.40	12.36	12.40
Tangible book value per common share (16)	$18.36	$17.82	$17.43	$16.98	$16.88	$18.36	$16.88
Cash dividends per common share	$0.21	$0.21	$0.19	$0.19	$0.19	$0.61	$0.55

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible common equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(5)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(6)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(7)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(8)
Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, excluding acquisition accounting discount accretion on bank merger loans as a percentage of average interest earning assets.

(9)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(10)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(13)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(14)	Current quarter ratios are estimated.

(15)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(16)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

BALANCE SHEET DETAILS TO FOLLOW

INVESTMENT SECURITIES

The following table sets forth, by type, the carrying value of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$23,146	$23,229	$23,330	$23,415	$53,968
States and political subdivisions	385,829	387,351	389,109	391,365	410,737
Mortgage-backed securities	962,477	1,006,931	1,056,529	1,076,692	1,173,330
Corporate bonds	115,014	138,556	178,097	193,895	210,193
Equity securities	11,077	11,004	10,885	10,828	11,128
Total fair value	$1,497,543	$1,567,071	$1,657,950	$1,696,195	$1,859,356

Unrealized gain, net
Government sponsored agencies and enterprises	$69	$88	$126	$148	$512
States and political subdivisions	19,642	19,966	17,780	14,824	27,696
Mortgage-backed securities	(2,101)	(1,233)	(2,412)	(4,001)	12,534
Corporate bonds	433	608	762	731	1,253
Equity securities	(100)	(110)	(172)	(172)	196
Total unrealized gain, net	$17,943	$19,319	$16,084	$11,530	$42,191

Securities held to maturity, at amortized cost:
States and political subdivisions	$888,576	$896,043	$910,336	$910,608	$939,491
Mortgage-backed securities	105,662	126,869	145,672	159,142	175,771
Total amortized cost	$994,238	$1,022,912	$1,056,008	$1,069,750	$1,115,262

The Company has no direct exposure to the State of Illinois, but approximately 20% of the state and political subdivisions portfolio consisted of securities issued by municipalities located in Illinois as of September 30, 2017.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on balances as of the dates indicated (dollars in thousands):

	9/30/2017		6/30/2017		3/31/2017		12/31/2016		9/30/2016
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,793,838	35%	$4,703,328	35%	$4,364,122	34%	$4,346,506	34%	$4,385,812	35%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,074,215	15	2,076,911	15	2,008,601	16	2,002,976	16	1,873,380	15
Commercial real estate	4,094,706	29	3,882,754	29	3,734,171	29	3,788,016	29	3,794,801	30
Construction real estate	395,794	3	449,116	3	554,942	4	518,562	4	451,023	4
Total commercial-related loans	11,358,553	82	11,112,109	82	10,661,836	83	10,656,060	83	10,505,016	84
Other loans:
Residential real estate	1,433,595	10	1,411,259	10	1,227,218	9	1,060,828	8	998,827	8
Indirect vehicle	655,213	4	627,819	4	573,792	4	541,680	4	522,271	4
Home equity	228,726	2	238,952	2	246,805	2	266,377	2	275,288	2
Consumer	77,372	1	74,925	1	80,016	1	80,781	1	77,956	1
Total other loans	2,394,906	17	2,352,955	17	2,127,831	16	1,949,666	15	1,874,342	15
Total loans, excluding purchased credit-impaired loans	13,753,459	99	13,465,064	99	12,789,667	99	12,605,726	98	12,379,358	99
Purchased credit-impaired loans	131,919	1	149,077	1	168,814	1	163,077	2	161,338	1
Total loans	$13,885,378	100%	$13,614,141	100%	$12,958,481	100%	$12,768,803	100%	$12,540,696	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	+2.1%		+5.3%		+1.5%		+1.8%		+23.0%
From same quarter one year ago	+11.1%		+33.8%		+30.2%		+30.6%		+34.1%

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on average balances for the periods indicated (dollars in thousands):

	3Q17		2Q17		1Q17		4Q16		3Q16
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,630,865	34%	$4,494,343	34%	$4,269,545	34%	$4,274,398	35%	$3,850,588	35%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,057,461	15	1,989,397	15	1,938,564	15	1,896,486	15	1,825,505	16
Commercial real estate	3,953,639	29	3,790,911	29	3,742,505	30	3,775,599	30	3,183,131	29
Construction real estate	442,197	3	512,385	4	554,612	4	486,861	4	397,480	4
Total commercial-related loans	11,084,162	81	10,787,036	82	10,505,226	83	10,433,344	84	9,256,704	84
Other loans:
Residential real estate	1,433,866	11	1,331,369	10	1,133,927	9	1,031,152	8	862,393	7
Indirect vehicle	641,328	4	601,394	4	552,669	4	532,782	4	507,772	5
Home equity	234,460	2	243,232	2	253,654	2	273,694	2	231,399	2
Consumer	76,591	1	81,164	1	81,564	1	80,113	1	77,451	1
Total other loans	2,386,245	18	2,257,159	17	2,021,814	16	1,917,741	15	1,679,015	15
Total loans, excluding purchased credit-impaired loans	13,470,407	99	13,044,195	99	12,527,040	99	12,351,085	99	10,935,719	99
Purchased credit-impaired loans	139,246	1	161,218	1	156,058	1	152,509	1	135,548	1
Total loans	$13,609,653	100%	$13,205,413	100%	$12,683,098	100%	$12,503,594	100%	$11,071,267	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	+3.3%		+4.1%		+1.4%		+12.9%		+10.2%
From same quarter one year ago	+23.2%		+31.4%		+30.0%		+31.6%		+21.1%

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale and excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Non-performing loans:
Non-accrual loans (1)	$49,926	$51,013	$47,042	$48,974	$52,135
Loans 90 days or more past due, still accruing interest	689	1,190	2,159	10,378	1,774
Total non-performing loans	50,615	52,203	49,201	59,352	53,909
Other real estate owned	13,020	11,063	14,706	26,279	33,105
Repossessed assets	497	484	477	322	453
Total non-performing assets	$64,132	$63,750	$64,384	$85,953	$87,467
Potential problem loans (2)	$160,840	$134,509	$153,779	$144,544	$111,594
Purchased credit-impaired loans (3)	$131,919	$149,077	$168,814	$163,077	$161,338
Total non-performing, potential problem and purchased credit-impaired loans	$343,374	$335,789	$371,794	$366,973	$326,841

Total allowance for loan and lease losses	$159,128	$154,033	$144,170	$139,366	$139,528
Accruing restructured loans (4)	32,850	29,658	31,101	32,687	28,561
Total non-performing loans to total loans	0.36%	0.38%	0.38%	0.46%	0.43%
Total non-performing assets to total assets	0.32	0.32	0.34	0.45	0.45
Allowance for loan and lease losses to non-performing loans	314.39	295.07	293.02	234.81	258.82

(1)
Includes $24.4 million, $23.7 million, $20.7 million, $27.1 million and $23.4 million of restructured loans on non-accrual status at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Includes $60.1 million, $65.7 million, $68.8 million, $66.1 million and $60.1 million of Government National Mortgage Association ("GNMA") loans that have been repurchased at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.

(4)	Accruing restructured loans consist of loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and bank mergers) as of the dates indicated (in thousands):

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Commercial and lease	$8,493	$8,166	$8,739	$15,189	$14,898
Commercial real estate	7,753	9,512	8,719	11,767	4,655
Consumer-related	34,369	34,525	31,743	32,396	34,356
Total non-performing loans	$50,615	$52,203	$49,201	$59,352	$53,909

Below is a reconciliation of the activity in our allowance for credit and loan and lease losses for the periods indicated (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Allowance for credit losses, at beginning of period	$156,297	$146,498	$141,842	$142,399	$138,333	$141,842	$131,508
Provision for credit losses	4,517	9,699	3,734	2,622	6,549	17,950	16,941
Charge-offs	2,830	2,921	3,373	6,442	4,157	9,124	14,169
Recoveries	3,420	3,021	4,295	3,263	1,674	10,736	8,119
Net (recoveries) charge-offs	(590)	(100)	(922)	3,179	2,483	(1,612)	6,050
Allowance for credit losses, at end of period	161,404	156,297	146,498	141,842	142,399	161,404	142,399
Allowance for unfunded credit commitments	(2,276)	(2,264)	(2,328)	(2,476)	(2,871)	(2,276)	(2,871)
Allowance for loan and lease losses, at end of period	$159,128	$154,033	$144,170	$139,366	$139,528	$159,128	$139,528
Total loans, excluding loans held for sale	$13,885,378	$13,614,141	$12,958,481	$12,768,803	$12,540,696	$13,885,378	$12,540,696
Average loans, excluding loans held for sale	13,609,653	13,205,413	12,683,098	12,503,594	11,071,267	13,169,448	10,304,741
Allowance for loan and lease losses to total loans, excluding loans held for sale	1.15%	1.13%	1.11%	1.09%	1.11%	1.15%	1.11%
Net loan (recoveries) charge-offs to average loans, excluding loans held for sale (annualized)	(0.02)	(0.00)	(0.03)	0.10	0.09	(0.02)	0.08

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (dollars in thousands):

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Commercial related loans:
General reserve	$137,617	$133,869	$125,370	$120,221	$112,653
Specific reserve	2,453	1,800	1,272	3,243	9,698
Consumer related reserve	19,058	18,364	17,528	15,902	17,177
Total allowance for loan and lease losses	$159,128	$154,033	$144,170	$139,366	$139,528

Changes in the acquisition accounting discount for purchased credit-impaired ("PCI") and non-purchased credit-impaired ("Non-PCI") loans acquired in bank mergers were as follows for the three months ended September 30, 2017 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$18,544	$12,686	$27,557	$58,787
Charge-offs	(1,451)	—	—	(1,451)
Accretion	—	(4,315)	(3,587)	(7,902)
Transfer (1)	(3,453)	3,453	—	—
Balance at end of period	$13,640	$11,824	$23,970	$49,434

(1)	The transfer from non-accretable discount on purchased credit-impaired loans to accretable discount was due to better than expected cash flows on several pools of purchased credit-impaired loans.

DEPOSIT MIX

The following table shows the composition of deposits based on balances as of the dates indicated (dollars in thousands):

	9/30/2017		6/30/2017		3/31/2017		12/31/2016		9/30/2016
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,101,159	42%	$6,388,292	45%	$6,211,173	44%	$6,408,169	46%	$6,410,334	45%
Money market, NOW and interest bearing deposits	4,842,097	34	4,600,506	32	4,580,773	33	4,543,004	32	4,660,407	33
Savings deposits	1,088,194	7	1,109,155	8	1,126,879	8	1,135,992	8	1,147,900	8
Total low-cost deposits	12,031,450	83	12,097,953	85	11,918,825	85	12,087,165	86	12,218,641	86
Certificates of deposit:
Certificates of deposit	1,381,993	10	1,340,071	9	1,261,228	9	1,225,102	9	1,298,186	9
Brokered certificates of deposit	1,001,701	7	823,795	6	819,330	6	798,181	5	762,439	5
Total certificates of deposit	2,383,694	17	2,163,866	15	2,080,558	15	2,023,283	14	2,060,625	14
Total deposits	$14,415,144	100%	$14,261,819	100%	$13,999,383	100%	$14,110,448	100%	$14,279,266	100%
Change in total deposits:
From prior quarter	+1.1%		+1.9%		-0.8%		-1.2%		+24.9%
From same quarter one year ago	+1.0%		+24.7%		+21.4%		+22.6%		+26.9%

The following table shows the composition of deposits based on average balances for the periods indicated (dollars in thousands):

	3Q17		2Q17		1Q17		4Q16		3Q16
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,337,955	44%	$6,336,151	45%	$6,209,402	45%	$6,454,025	45%	$5,524,043	43%
Money market, NOW and interest bearing deposits	4,740,210	33	4,506,765	32	4,529,402	33	4,628,698	33	4,161,913	33
Savings deposits	1,094,625	7	1,113,159	8	1,131,757	8	1,140,926	8	1,080,609	8
Total low-cost deposits	12,172,790	84	11,956,075	85	11,870,561	86	12,223,649	86	10,766,565	84
Certificates of deposit:
Certificates of deposit	1,369,401	10	1,317,995	9	1,245,152	9	1,263,675	9	1,257,959	10
Brokered certificates of deposit	869,687	6	820,026	6	815,473	5	779,411	5	702,030	6
Total certificates of deposit	2,239,088	16	2,138,021	15	2,060,625	14	2,043,086	14	1,959,989	16
Total deposits	$14,411,878	100%	$14,094,096	100%	$13,931,186	100%	$14,266,735	100%	$12,726,554	100%
Change in total deposits:
From prior quarter	+2.3%		+1.2%		-2.4%		+12.1%		+10.8%
From same quarter one year ago	+13.2%		+22.7%		+21.4%		+23.7%		+13.2%

STATEMENT OF OPERATIONS DETAILS TO FOLLOW

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	3Q17			2Q17			3Q16
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$725,899	$6,651	3.67%	$585,207	$5,434	3.71%	$835,953	$7,074	3.38%
Loans (1) (2) (3):
Commercial-related loans:
Commercial	4,630,865	53,567	4.53	4,494,343	49,620	4.37	3,850,588	41,095	4.18
Commercial loans collateralized by assignment of lease payments (lease loans)	2,057,461	19,381	3.77	1,989,397	18,393	3.70	1,825,505	16,876	3.70
Commercial real estate	3,953,639	46,587	4.61	3,790,911	42,119	4.40	3,183,131	33,253	4.09
Construction real estate	442,197	4,689	4.15	512,385	5,344	4.13	397,480	3,921	3.86
Total commercial-related loans	11,084,162	124,224	4.40	10,787,036	115,476	4.24	9,256,704	95,145	4.04
Other loans:
Residential real estate	1,433,866	11,579	3.23	1,331,369	11,111	3.34	862,393	7,121	3.30
Indirect	641,328	7,528	4.66	601,394	6,935	4.63	507,772	5,838	4.57
Home equity	234,460	2,515	4.26	243,232	2,475	4.08	231,399	2,252	3.87
Consumer	76,591	831	4.31	81,164	815	4.03	77,451	821	4.21
Total other loans	2,386,245	22,453	3.75	2,257,159	21,336	3.79	1,679,015	16,032	3.81
Total loans, excluding purchased credit-impaired loans	13,470,407	146,677	4.29	13,044,195	136,812	4.16	10,935,719	111,177	4.00
Purchased credit-impaired loans	139,246	6,161	17.55	161,218	5,474	13.62	135,548	4,802	14.09
Total loans	13,609,653	152,838	4.42	13,205,413	142,286	4.28	11,071,267	115,979	4.13
Taxable investment securities	1,445,619	8,440	2.34	1,539,432	8,717	2.26	1,592,547	8,844	2.22
Investment securities exempt from federal income taxes (3)	1,255,025	14,971	4.77	1,263,213	15,134	4.79	1,318,855	15,972	4.84
Federal funds sold	38	0	1.74	145	1	1.37	36	0	1.00
Other interest earning deposits	147,065	327	0.88	87,549	227	1.04	103,061	164	0.63
Total interest earning assets	$17,183,299	$183,227	4.21%	$16,680,959	$171,799	4.10%	$14,921,719	$148,033	3.92%
Non-interest earning assets	2,762,556			2,708,504			2,326,712
Total assets	$19,945,855			$19,389,463			$17,248,431
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$4,740,210	$4,485	0.38%	$4,506,765	$3,284	0.29%	$4,161,913	$2,299	0.22%
Savings deposits	1,094,625	289	0.10	1,113,159	244	0.09	1,080,609	231	0.09
Certificates of deposit	1,369,401	2,757	0.80	1,317,995	2,236	0.68	1,257,959	1,633	0.52
Customer repurchase agreements	200,008	114	0.23	182,062	97	0.21	210,688	113	0.21
Total core funding	7,404,244	7,645	0.41	7,119,981	5,861	0.33	6,711,169	4,276	0.25
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	869,687	3,334	1.52	820,026	3,029	1.48	702,030	2,518	1.43
Other borrowings	2,192,200	8,644	1.54	2,035,391	7,115	1.38	1,533,344	3,346	0.85
Total wholesale funding	3,061,887	11,978	1.54	2,855,417	10,144	1.41	2,235,374	5,864	1.03
Total interest bearing liabilities	$10,466,131	$19,623	0.74%	$9,975,398	$16,005	0.64%	$8,946,543	$10,140	0.45%
Non-interest bearing deposits	6,337,955			6,336,151			5,524,043
Other non-interest bearing liabilities	479,488			451,071			461,243
Stockholders' equity	2,662,281			2,626,843			2,316,602
Total liabilities and stockholders' equity	$19,945,855			$19,389,463			$17,248,431
Net interest income/interest rate spread (4)		$163,604	3.47%		$155,794	3.46%		$137,893	3.47%
Taxable equivalent adjustment		6,657			6,800			7,122
Net interest income, as reported		$156,947			$148,994			$130,771
Net interest margin (5)			3.60%			3.55%			3.46%
Tax equivalent effect			0.16%			0.16%			0.19%
Net interest margin on a fully tax equivalent basis (5)			3.76%			3.71%			3.65%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

	Nine Months Ended September 30,
	2017			2016
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$626,000	$17,118	3.65%	$741,880	$19,351	3.48%
Loans (1) (2) (3):
Commercial-related loans:
Commercial	4,466,241	148,940	4.40	3,635,677	117,454	4.24
Commercial loans collateralized by assignment of lease payments (lease loans)	1,995,576	55,556	3.71	1,786,087	50,100	3.74
Commercial real estate	3,829,792	129,206	4.45	2,913,918	91,240	4.11
Construction real estate	502,653	15,601	4.09	341,988	10,259	3.94
Total commercial-related loans	10,794,262	349,303	4.27	8,677,670	269,053	4.08
Other loans:
Residential real estate	1,300,819	32,131	3.29	738,124	18,880	3.41
Indirect	598,788	20,575	4.59	458,281	15,929	4.64
Home equity	243,712	7,492	4.11	214,829	6,254	3.89
Consumer	79,755	2,447	4.10	78,705	2,382	4.04
Total other loans	2,223,074	62,645	3.76	1,489,939	43,445	3.89
Total loans, excluding purchased credit-impaired loans	13,017,336	411,948	4.19	10,167,609	312,498	4.06
Purchased credit-impaired loans	152,112	16,310	14.34	137,132	14,554	14.18
Total loans	13,169,448	428,258	4.30	10,304,741	327,052	4.19
Taxable investment securities	1,525,546	26,279	2.30	1,528,251	26,209	2.29
Investment securities exempt from federal income taxes (3)	1,265,378	45,449	4.79	1,340,185	48,926	4.87
Federal funds sold	74	1	1.41	38	0	1.00
Other interest earning deposits	121,783	753	0.83	105,660	430	0.54
Total interest earning assets	$16,708,229	$517,858	4.11%	$14,020,755	$421,968	3.98%
Non-interest earning assets	2,741,325			2,142,106
Total assets	$19,449,554			$16,162,861
Interest Bearing Liabilities:
Core funding:
Money market, NOW and interest bearing deposits	$4,592,898	$10,391	0.30%	$4,036,193	$6,434	0.21%
Savings deposits	1,113,044	789	0.09	1,024,050	564	0.07
Certificates of deposit	1,311,304	6,683	0.68	1,244,425	4,520	0.49
Customer repurchase agreements	193,686	311	0.21	187,698	292	0.21
Total core funding	7,210,932	18,174	0.34	6,492,366	11,810	0.24
Wholesale funding:
Brokered accounts (includes fee expense)	835,260	9,270	1.48	612,210	6,737	1.47
Other borrowings	2,017,027	21,052	1.38	1,478,102	9,219	0.82
Total wholesale funding	2,852,287	30,322	1.41	2,090,312	15,956	1.01
Total interest bearing liabilities	$10,063,219	$48,496	0.64%	$8,582,678	$27,766	0.43%
Non-interest bearing deposits	6,294,974			4,980,904
Other non-interest bearing liabilities	465,268			416,667
Stockholders' equity	2,626,093			2,182,612
Total liabilities and stockholders' equity	$19,449,554			$16,162,861
Net interest income/interest rate spread (4)		$469,362	3.47%		$394,202	3.55%
Taxable equivalent adjustment		20,378			21,525
Net interest income, as reported		$448,984			$372,677
Net interest margin (5)			3.56%			3.52%
Tax equivalent effect			0.16%			0.20%
Net interest margin on a fully tax equivalent basis (5)			3.72%			3.72%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The tables below reflect the impact the acquisition accounting loan discount accretion on acquired loans had on the loan yield and net interest margin on a fully tax equivalent basis for the periods indicated (dollars in thousands):

	3Q17			2Q17			3Q16
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,609,653	$152,838	4.42%	$13,205,413	$142,286	4.28%	$11,071,267	$115,979	4.13%
Less acquisition accounting discount accretion on non-PCI loans	(25,764)	3,587		(29,492)	3,869		(34,315)	4,114
Less acquisition accounting discount accretion on PCI loans	(28,347)	4,315		(32,946)	2,831		(23,110)	2,046
Total loans, excluding acquisition accounting discount accretion on bank merger loans	$13,663,764	$144,936	4.17%	$13,267,851	$135,586	4.06%	$11,128,692	$109,819	3.88%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$17,183,299	$163,604	3.76%	$16,680,959	$155,794	3.71%	$14,921,719	$137,893	3.65%
Less acquisition accounting discount accretion on non-PCI loans	(25,764)	3,587		(29,492)	3,869		(34,315)	4,114
Less acquisition accounting discount accretion on PCI loans	(28,347)	4,315		(32,946)	2,831		(23,110)	2,046
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans	$17,237,410	$155,702	3.56%	$16,743,397	$149,094	3.54%	$14,979,144	$131,733	3.47%

	Nine Months Ended September 30,
	2017			2016
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,169,448	$428,258	4.30%	$10,304,741	$327,052	4.19%
Less acquisition accounting discount accretion on non-PCI loans	(30,083)	12,426		(32,056)	14,455
Less acquisition accounting discount accretion on PCI loans	(33,843)	9,334		(24,206)	6,761
Total loans, excluding acquisition accounting discount accretion on bank merger loans	$13,233,374	$406,498	4.06%	$10,361,003	$305,836	3.90%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$16,708,229	$469,362	3.72%	$14,020,755	$394,202	3.72%
Less acquisition accounting discount accretion on non-PCI loans	(30,083)	12,426		(32,056)	14,455
Less acquisition accounting discount accretion on PCI loans	(33,843)	9,334		(24,206)	6,761
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans	$16,772,155	$447,602	3.53%	$14,077,017	$372,986	3.50%

NON-INTEREST INCOME

The following table presents non-interest income (in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Core non-interest income:
Key fee initiatives:
Mortgage banking revenue	$27,575	$29,499	$27,779	$32,277	$49,095	$84,853	$116,192
Lease financing revenue, net	23,148	18,401	21,418	19,868	18,864	62,967	53,618
Commercial deposit and treasury management fees	14,508	14,499	14,689	14,237	12,957	43,696	36,383
Trust and asset management fees	8,702	8,498	8,520	8,442	8,244	25,720	24,430
Card fees	4,585	4,413	4,566	4,340	4,161	13,564	11,731
Capital markets and international banking fees	4,870	3,586	3,253	4,021	3,313	11,709	9,311
Total key fee initiatives	83,388	78,896	80,225	83,185	96,634	242,509	251,665
Consumer and other deposit service fees	3,424	3,285	3,363	3,563	3,559	10,072	9,745
Brokerage fees	1,004	1,250	1,125	887	1,294	3,379	3,767
Loan service fees	2,114	2,037	1,969	1,952	1,792	6,120	5,505
Increase in cash surrender value of life insurance	1,321	1,301	1,288	1,316	1,055	3,910	2,759
Other operating income	3,104	2,458	2,734	2,350	3,337	8,296	7,216
Total core non-interest income	94,355	89,227	90,704	93,253	107,671	274,286	280,657
Non-core non-interest income:
Net gain on investment securities	83	137	231	178	—	451	269
Net (loss) gain on disposal of other assets	(180)	(4)	(123)	(749)	5	(307)	(45)
Recovery of low to moderate income real estate investment	210	488	—	—	—	698	—
Increase in market value of assets held in trust for deferred compensation (1)	796	669	961	141	711	2,426	1,199
Total non-core non-interest income	909	1,290	1,069	(430)	716	3,268	1,423
Total non-interest income	$95,264	$90,517	$91,773	$92,823	$108,387	$277,554	$282,080

(1)	Resides in other operating income in the consolidated statements of operations.

NON-INTEREST EXPENSE

The following table presents non-interest expense (in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Core non-interest expense: (1)
Salaries and employee benefits expense:
Salaries	$61,992	$59,889	$58,811	$60,553	$56,083	$180,692	$158,151
Commissions	9,206	9,730	8,611	10,306	11,323	27,547	30,617
Bonus and stock-based compensation	11,911	12,553	12,290	12,167	12,980	36,754	34,508
Other salaries and benefits (2)	20,922	19,173	20,264	21,023	21,697	60,359	58,509
Total salaries and employee benefits expense	104,031	101,345	99,976	104,049	102,083	305,352	281,785
Occupancy and equipment expense	15,382	15,278	15,040	15,594	14,662	45,700	41,329
Computer services and telecommunication expense	10,093	9,709	9,255	11,019	9,731	29,057	27,747
Advertising and marketing expense	2,558	3,245	3,161	3,039	3,031	8,964	8,809
Professional and legal expense	2,109	2,447	2,594	2,351	2,779	7,150	8,491
Other intangible amortization expense	2,038	2,086	2,090	2,388	1,674	6,214	4,917
Net loss (gain) recognized on other real estate owned (A)	84	706	607	(982)	(908)	1,397	(1,376)
Other real estate expense, net (A)	(170)	(16)	237	192	187	51	567
Other operating expenses	22,035	22,924	21,486	21,478	21,067	66,445	59,247
Total core non-interest expense	158,160	157,724	154,446	159,128	154,306	470,330	431,516
Non-core non-interest expense: (1)
Merger related and repositioning expenses (B)	1,579	7,166	258	6,491	11,368	9,003	17,221
Branch exit and facilities impairment charges	1,759	—	—	—	—	1,759	155
Contribution to MB Financial Charitable Foundation (C)	—	—	—	—	4,000	—	4,000
Increase in market value of assets held in trust for deferred compensation (D)	796	669	961	141	711	2,426	1,199
Total non-core non-interest expense	4,134	7,835	1,219	6,632	16,079	13,188	22,575
Total non-interest expense	$162,294	$165,559	$155,665	$165,760	$170,385	$483,518	$454,091

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other expense, B – See merger related and repositioning expenses table below, C – Other operating expenses, and D – Salaries and employee benefits.

(2)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime and temporary help expenses.

The following table presents the detail of the merger related and repositioning expenses (in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Merger related and repositioning expenses (1):
Salaries and employee benefits expense	$988	$552	$614	$4,238	$8,684	$2,154	$9,089
Occupancy and equipment expense	—	6	4	95	104	10	112
Computer services and telecommunication expense	(31)	76	185	781	3,105	230	3,921
Advertising and marketing expense	—	—	—	6	53	—	117
Professional and legal expense	—	3	97	158	1,681	100	1,879
Branch exit and facilities impairment charges (2)	1,014	6,589	(682)	—	(2,908)	6,921	(2,864)
Contingent consideration expense - Celtic acquisition (3)	—	—	—	1,000	—	—	2,703
Other operating expenses	(392)	(60)	40	213	649	(412)	2,264
Total merger related and repositioning expenses	$1,579	$7,166	$258	$6,491	$11,368	$9,003	$17,221

(1)	Primarily includes costs incurred in connection with the American Chartered merger.

(2)
Includes costs associated with office space reconfiguration in the third quarter of 2017, exit charges on branches closed in the second quarter of 2017 as a result of the American Chartered merger, a gain on the sale of a branch in the first quarter of 2017 and a reversal of an exit cost due to a favorable lease termination in the third quarter of 2016 on a branch acquired through the Taylor Capital merger.

(3)
Includes an increase in our contingent consideration accrual for our acquisition of Celtic Leasing Corp. as a result of stronger lease residual performance than previously estimated. Resides in other operating expenses in the consolidated statements of operations.

INCOME TAX EXPENSE

The following table presents information on our income tax rate (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Income before income taxes - as reported	$85,400	$64,253	$75,417	$69,655	$62,224	$225,070	$183,725
Tax at Federal statutory rate (35%)	29,890	22,489	26,396	24,379	21,778	78,775	64,304

Increase (decrease) due to:
Tax exempt income, net	(4,665)	(4,814)	(4,900)	(5,025)	(4,947)	(14,379)	(14,616)
State tax expense (benefit), net of Federal impact	4,101	2,727	2,764	3,234	2,485	9,592	6,796
Other items, net	(802)	261	807	320	294	266	1,306
Tax expense before discrete items	28,524	20,663	25,067	22,908	19,610	74,254	57,790
Income tax rate before discrete items (effective tax rate)	33.4%	32.2%	33.2%	32.9%	31.5%	33.0%	31.5%

Discrete tax expense (benefit) items (1)	(3,967)	(221)	(2,738)	(849)	(2,105)	(6,926)	(2,105)
Discrete tax expense (benefit) merger related items (2)	—	(655)	(1,449)	405	300	(2,104)	1,095
Income tax expense - as reported	$24,557	$19,787	$20,880	$22,464	$17,805	$65,224	$56,780
Income tax rate	28.8%	30.8%	27.7%	32.3%	28.6%	29.0%	30.9%

(1)
Includes tax benefits on the vesting of restricted shares, exercise of options and other compensation as well as a tax benefit due to the impact of the Illinois state income tax rate increase (effective July 1, 2017) on our deferred tax assets.

(2)	Includes reversals of a tax liability no longer needed specifically related to two entities we acquired and certain non-deductible merger related items.

MORTGAGE BANKING SEGMENT DATA

The following table presents additional information regarding the Mortgage Banking Segment (dollars in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Mortgage origination revenue:
Gain on sale revenue, net (A)	$17,098	$18,000	$15,607	$23,576	$35,190	$50,705	$76,521
Origination fees	4,882	5,283	5,858	5,741	4,772	16,023	11,752
Total mortgage origination revenue	$21,980	$23,283	$21,465	$29,317	$39,962	$66,728	$88,273

Mortgage servicing revenue:
Servicing fees	$14,531	$14,065	$13,735	$12,610	$12,022	$42,331	$33,965
Amortization/prepayment of mortgage servicing rights (1)	(8,399)	(7,822)	(6,743)	(8,777)	(8,551)	(22,964)	(21,654)
Fair value changes of mortgage servicing rights	4,475	(6,195)	4,083	65,006	9,853	2,363	(38,360)
Economic hedge activity, net	(5,012)	6,168	(4,761)	(65,879)	(4,191)	(3,605)	53,968
Fair value changes of mortgage servicing rights net of economic hedge activity	(537)	(27)	(678)	(873)	5,662	(1,242)	15,608
Total mortgage servicing revenue	$5,595	$6,216	$6,314	$2,960	$9,133	$18,125	$27,919

Mortgage servicing rights, at fair value:
Beginning balance	$249,688	$251,498	$238,011	$154,730	$134,969	$238,011	$168,162
Originations/purchases	15,682	12,207	16,147	27,052	18,459	44,036	46,582
Amortization/prepayment (1)	(8,399)	(7,822)	(6,743)	(8,777)	(8,551)	(22,964)	(21,654)
Fair value changes	4,475	(6,195)	4,083	65,006	9,853	2,363	(38,360)
Ending balance	$261,446	$249,688	$251,498	$238,011	$154,730	$261,446	$154,730

Mortgage servicing book (unpaid principal balance of loans serviced for others)	$21,380,397	$20,823,016	$20,450,217	$19,683,073	$18,477,648	$21,380,397	$18,477,648
Mortgage servicing rights valuation	1.22%	1.20%	1.23%	1.21%	0.84%	1.22%	0.84%

Loans funded:
For sale	$1,307,329	$1,248,544	$1,073,357	$1,933,208	$1,853,146	$3,629,230	$4,692,763
For investment	95,495	233,314	212,745	121,198	123,228	541,554	321,459

Loans funded by purpose:
Refinance	30%	30%	41%	56%	48%	34%	45%
Purchase	70	70	59	44	52	66	55

Loans funded by channel:
Retail	26%	27%	23%	21%	22%	25%	21%
Third party	74	73	77	79	78	75	79

Originated for sale mortgage volume (2) (B)	$1,265,240	$1,299,706	$1,061,173	$1,419,871	$2,055,919	$3,626,119	$5,133,390

Gain on sale margin (A)/(B)	1.35%	1.38%	1.47%	1.66%	1.71%	1.40%	1.49%

(1)	Changes due to collection or realization of expected cash flows.

(2)	Includes change in mortgage rate lock commitments expected to close, change in loans held for sale and loans sold to investors during the period.

NON-GAAP FINANCIAL INFORMATION

This document contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank mergers loans, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains on investment securities, net gains and losses on disposal of other assets, recovery of low to moderate income real estate investment and increase in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios and branch exit and facilities impairment charges, merger related and repositioning expenses, increase in market value of assets held in trust for deferred compensation and contribution to MB Financial Charitable Foundation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to tangible assets and tangible common equity to risk-weighted assets; tangible book value per common share; annualized operating return on average assets, annualized operating return on average common equity, annualized cash return on average tangible common equity and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, core and non-core non-interest income and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

Management believes that operating earnings adjusted for merger related and repositioning expenses is a useful measure because it excludes expenses that can significantly fluctuate from acquisition to acquisition. In addition, management believes that excluding these expenses provides investors and analysts a measure to better understand the Company's primary operations when comparing the periods presented in the earnings release.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains on investment securities, net gains and losses on disposal of other assets, recovery of low to moderate income real estate investment and increase in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding branch exit and facilities impairment charges, merger related and repositioning expenses, increase in market value of assets held in trust for deferred compensation and contribution to MB Financial Charitable Foundation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliations of net interest margin on a fully tax equivalent basis to net interest margin and net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans to net interest margin are contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the

“Selected Financial Data” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Non-interest Income” and “Non-interest Expense.”

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Stockholders' equity - as reported	$2,692,092	$2,648,280	$2,616,428	$2,579,209	$2,563,408
Less goodwill	999,925	999,925	999,925	1,001,038	993,799
Less other intangible assets, net of tax benefit	36,884	38,209	39,565	40,923	42,507
Tangible equity	$1,655,283	$1,610,146	$1,576,938	$1,537,248	$1,527,102

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Total assets - as reported	$20,116,535	$19,965,057	$19,146,062	$19,302,317	$19,341,882
Less goodwill	999,925	999,925	999,925	1,001,038	993,799
Less other intangible assets, net of tax benefit	36,884	38,209	39,565	40,923	42,507
Tangible assets	$19,079,726	$18,926,923	$18,106,572	$18,260,356	$18,305,576

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Common stockholders' equity - as reported	$2,576,812	$2,532,708	$2,500,856	$2,463,637	$2,446,901
Less goodwill	999,925	999,925	999,925	1,001,038	993,799
Less other intangible assets, net of tax benefit	36,884	38,209	39,565	40,923	42,507
Tangible common equity	$1,540,003	$1,494,574	$1,461,366	$1,421,676	$1,410,595

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Average common stockholders' equity - as reported	$2,546,744	$2,511,271	$2,472,771	$2,441,809	$2,201,095	$2,510,533	$2,067,257
Less average goodwill	999,925	999,925	1,001,005	994,053	835,894	1,000,281	762,262
Less average other intangible assets, net of tax benefit	37,346	38,836	40,052	41,471	32,744	38,734	29,576
Average tangible common equity	$1,509,473	$1,472,510	$1,431,714	$1,406,285	$1,332,457	$1,471,518	$1,275,419

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Net income available to common stockholders - as reported	$58,841	$42,464	$52,534	$45,186	$42,415	$153,839	$120,941
Plus other intangible amortization expense, net of tax benefit	1,325	1,356	1,359	1,552	1,088	4,039	3,196
Net cash flow available to common stockholders	$60,166	$43,820	$53,893	$46,738	$43,503	$157,878	$124,137

The following table presents a reconciliation of net income to operating earnings (in thousands):

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Net income - as reported	$60,843	$44,466	$54,537	$47,191	$44,419	$159,846	$126,945
Less non-core items:
Net gain on investment securities	83	137	231	178	—	451	269
Net (loss) gain on disposal of other assets	(180)	(4)	(123)	(749)	5	(307)	(45)
Recovery of low to moderate income real estate investment	210	488	—	—	—	698	—
Increase in market value of assets held in trust for deferred compensation - other operating income	796	669	961	141	711	2,426	1,199
Merger related and repositioning expenses	(1,579)	(7,166)	(258)	(6,491)	(11,368)	(9,003)	(17,221)
Branch exit and facilities impairment charges	(1,759)	—	—	—	—	(1,759)	(155)
Contribution to MB Financial Charitable Foundation	—	—	—	—	(4,000)	—	(4,000)
Increase in market value of assets held in trust for deferred compensation - other operating expense	(796)	(669)	(961)	(141)	(711)	(2,426)	(1,199)
Total non-core items	(3,225)	(6,545)	(150)	(7,062)	(15,363)	(9,920)	(21,152)
Income tax expense on non-core items	(1,283)	(2,598)	(59)	(2,406)	(6,074)	(3,940)	(7,654)
Income tax expense - other (1)	—	(655)	(1,449)	—	—	(2,104)	—
Income tax benefit resulting from early adoption of new stock-based compensation guidance	—	—	—	—	(1,793)	—	(1,793)
Non-core items, net of tax	(1,942)	(3,292)	1,358	(4,656)	(7,496)	(3,876)	(11,705)
Operating earnings	62,785	47,758	53,179	51,847	51,915	163,722	138,650
Dividends on preferred shares	2,002	2,002	2,003	2,005	2,004	6,007	6,004
Operating earnings available to common stockholders	$60,783	$45,756	$51,176	$49,842	$49,911	$157,715	$132,646
Diluted operating earnings per common share	$0.72	$0.54	$0.60	$0.59	$0.63	$1.86	$1.75
Weighted average common shares outstanding for diluted operating earnings per common share	84,779,797	84,767,414	84,778,130	84,674,181	78,683,170	84,775,952	75,727,580

(1)	The first and second quarters of 2017 include reversals of a tax liability no longer needed specifically related to two entities we acquired.

Efficiency Ratio Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Non-interest expense	$162,294	$165,559	$155,665	$165,760	$170,385	$483,518	$454,091
Less merger related and repositioning expenses	1,579	7,166	258	6,491	11,368	9,003	17,221
Less branch exit and facilities impairment charges	1,759	—	—	—	—	1,759	155
Less contribution to MB Financial Charitable Foundation	—	—	—	—	4,000	—	4,000
Less increase in market value of assets held in trust for deferred compensation	796	669	961	141	711	2,426	1,199
Non-interest expense - as adjusted	$158,160	$157,724	$154,446	$159,128	$154,306	$470,330	$431,516

Net interest income	$156,947	$148,994	$143,043	$145,214	$130,771	$448,984	$372,677
Tax equivalent adjustment	6,657	6,800	6,921	7,090	7,122	20,378	21,525
Net interest income on a fully tax equivalent basis	163,604	155,794	149,964	152,304	137,893	469,362	394,202
Plus non-interest income	95,264	90,517	91,773	92,823	108,387	277,554	282,080
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	711	701	694	709	568	2,105	1,486
Less net gain on investment securities	83	137	231	178	—	451	269
Less net (loss) gain on disposal of other assets	(180)	(4)	(123)	(749)	5	(307)	(45)
Less recovery of low to moderate income real estate investment	210	488	—	—	—	698	—
Less increase in market value of assets held in trust for deferred compensation	796	669	961	141	711	2,426	1,199
Non-interest income - as adjusted	95,066	89,928	91,398	93,962	108,239	276,391	282,143
Total revenue - as adjusted and on a fully tax equivalent basis	$258,670	$245,722	$241,362	$246,266	$246,132	$745,753	$676,345
Efficiency ratio	61.14%	64.19%	63.99%	64.62%	62.69%	63.07%	63.80%
Efficiency ratio (without adjustments)	64.35%	69.12%	66.29%	69.64%	71.24%	66.55%	69.35%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Non-interest expense - as adjusted (1)	$158,160	$157,724	$154,446	$159,128	$154,306	$470,330	$431,516
Less non-interest income - as adjusted (1)	95,066	89,928	91,398	93,962	108,239	276,391	282,143
Net non-interest expense - as adjusted	$63,094	$67,796	$63,048	$65,166	$46,067	$193,939	$149,373
Average assets	$19,945,855	$19,389,463	$19,002,982	$19,192,747	$17,248,431	$19,449,554	$16,162,861
Annualized net non-interest expense to average assets	1.25%	1.40%	1.35%	1.35%	1.06%	1.33%	1.23%
Annualized net non-interest expense to average assets (without adjustments)	1.33%	1.55%	1.36%	1.51%	1.43%	1.42%	1.42%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Nine Months Ended
						September 30,
	3Q17	2Q17	1Q17	4Q16	3Q16	2017	2016
Non-interest income - as adjusted (1)	$95,066	$89,928	$91,398	$93,962	$108,239	$276,391	$282,143
Total revenue - as adjusted and on a fully tax equivalent basis (1)	$258,670	$245,722	$241,362	$246,266	$246,132	$745,753	$676,345
Core non-interest income to revenues ratio	36.75%	36.60%	37.87%	38.15%	43.98%	37.06%	41.72%
Non-interest income to revenues ratio (without adjustments)	37.77%	37.79%	39.08%	39.00%	45.32%	38.20%	43.08%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents an alternative view of non-interest expense for the periods presented (in thousands):

	3Q17	2Q17	1Q17	4Q16	3Q16

Core non-interest expense (1)	$158,160	$157,724	$154,446	$159,128	$154,306
Less commissions (2)	9,206	9,730	8,611	10,306	11,323
Less net loss (gain) recognized on other real estate owned (3)	84	706	607	(982)	(908)
Plus day count adjustment for constant 92 days of salary expense	—	658	1,307	—	—
Run-rate of non-interest expense	$148,870	$147,946	$146,535	$149,804	$143,891
Percent change from prior period	+0.6%	+1.0%	-2.2%	+4.1%

(1)	See "Non-interest Expense" section for reconciliation of core non-interest expense to total non-interest expense as reported.

(2)	Resides in salaries and employee benefits expense on the consolidated statements of operations.

(3)	Resides in net loss (gain) recognized on other real estate owned and other expense on the consolidated statements of operations.